                                                                    EXHIBIT 10.1
                                                                    ------------
--------------------------------------------------------------------------------
HAWK CORPORATION                                              SEPTEMBER 27, 2002
--------------------------------------------------------------------------------




                                HAWK CORPORATION
                        SENIOR SECURED CREDIT FACILITIES

                         SUMMARY OF TERMS AND CONDITIONS

                               SEPTEMBER 27, 2002

BORROWERS:              Hawk Corporation ("HAWK") and certain of its domestic
                        subsidiaries (each a "BORROWER" and collectively, the "BORROWERS"). Domestic subsidiaries of Hawk which are Borrowers will be joint and several co-Borrowers.

GUARANTORS:             Each of Hawk's existing and future domestic
                        subsidiaries, and certain of its foreign subsidiaries
                        (to the extent that such guaranty would not create undue adverse tax consequences to such party), that are not a Borrower shall be required to guaranty the obligations of the Borrowers under the Credit Facility
                        (collectively, the "GUARANTORS" and together with the Borrowers, the "CREDIT PARTIES").

ADMINISTRATIVE AGENT    JPMorgan Chase Bank ("JPM CHASE") shall act as sole and
AND ADVISOR:            exclusive Administrative Agent and Collateral Agent (the
                        "AGENT"). J. P. Morgan Business Credit Corp. ("JPMBC" and, together with JPM Chase, "JPM") shall act as Advisor.

LENDERS: PNC Business Credit Corporation, Fleet Capital Corporation and JPM (collectively, the "LENDERS").

DESCRIPTION OF THE      The credit facility shall consist of (i) a revolving
CREDIT FACILITY:        line of credit (the "REVOLVING CREDIT FACILITY") in a
                        maximum amount (including up to $5,000,000 of Letters of Credit (the "LC SUBLIMIT")) not to exceed $50,000,000
                        (the "MAXIMUM REVOLVING COMMITMENT AMOUNT") and (ii) a capital expenditure facility (the "CAPEX FACILITY") in a maximum amount not to exceed $3,000,000. The Revolving
                        Credit Facility and the Capex Facility are collectively referred to as the "CREDIT FACILITY".

REVOLVING FACILITY:     The Revolving Credit Facility shall expire and
                        terminate, unless extended in accordance with the terms of the Facility Documents, four years from the Closing
                        Date (the "FINAL MATURITY DATE"); provided that, subject to the terms stated herein, the Final Maturity shall in no event be later than the date which is 120 days prior to the maturity date of the Exchange Notes referred to below. The Borrowers shall be


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL
                        permitted to borrow, repay and reborrow loans and advances under the Revolving Credit Facility ("REVOLVING CREDIT LOANS"), and have Letters of Credit issued for their accounts (up to the LC Sublimit) until the Final Maturity Date; provided, however, that the sum of (i) the aggregate amount of all Revolving Credit Loans (including all principal, accrued interest, fees and charges), (ii) the aggregate amount available to be drawn under all outstanding Letters of Credit, and (iii) the aggregate exposure under all Hedging Agreements shall not exceed the lesser of (a) the Maximum Revolving Commitment Amount or (b) the Borrowing Base (as defined below). All Letters of Credit issued under the Credit Facility shall expire within 364 days from the date of issuance and in any event no later than 30 days prior to the Final Maturity Date.


CAPEX FACILITY:         The Capex Facility shall expire and terminate on the
                        Final Maturity Date. The Borrowers shall be permitted to borrow advances under the Capex Facility ("CAPEX LOANS", and together with the Revolving Credit Loans, the "LOANS") in a maximum principal amount of up to $2,000,000 during the calendar year ended 12/31/03, and up to $1,000,000 in any subsequent calendar year. Draws may finance up to 80% of the hard cost of equipment purchased after the Closing Date, supported by invoices, as reviewed by Agent in its sole discretion. Capex Loans may be borrowed no more often than once in any fiscal quarter and must be in minimum principal amounts of $250,000.

                        At the end of each calendar year, beginning with the year ending December 31, 2003, the principal amount of all Capex Loans borrowed during such calendar year will begin to amortize on a seven year, straight-line basis. The remaining outstanding principal amount of all Capex Loans will be due and payable on the Final Maturity Date.

COMMITMENT:             The Lenders will commit to provide the entire amount of
                        the Credit Facility.

CLOSING DATE:           On or before 11/30/2002, unless otherwise extended by
                        the Lenders.

BORROWING BASE:         The Borrowing Base shall equal the sum of:

                        A.  Up to 85% of Eligible Accounts (as defined below);
                            plus


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL

                        B. Up to the lesser of (I) the sum of (a) 65% of the cost of Eligible Inventory (as defined below) which is not work-in-process and (b) 25% of the cost of Eligible Inventory which is work-in-process, capped at $4,000,000, (ii) 85% of the appraised net recovery value of Eligible Inventory based on an inventory appraisal acceptable to the Agent in its discretion, (iii) $15,000,000; plus

                        C.  The Fixed Asset Availability (as defined below)

                        "ELIGIBLE ACCOUNTS" shall mean those domestic accounts receivable of Hawk and its domestic subsidiaries for which an invoice has been sent for goods sold or services rendered by Hawk or such subsidiaries that are not subject to any offset or deduction, and that meet customary criteria for eligibility as determined by the Agent in its discretion. Ineligible receivables may include, but are not limited to:

                        (a) receivables that are more than 90 days from invoice
                            date or more than 60 days from due date (the Lenders may from time to time, in their reasonable discretion, elect to treat certain trade receivables which are the subject of normal seasonal dating terms programs, assuming they meet all other criteria for eligibility, as Eligible Accounts);

                        (b) foreign receivables (other than certain Canadian
                            receivables) (the Lenders may from time to time, in their reasonable discretion, elect to treat certain foreign trade receivables as Eligible Accounts, assuming they meet all other criteria for eligibility, if (1) a payment guaranty for such trade receivable has been submitted from a reputable U.S. domiciled corporation, which such guaranty is acceptable in form and substance to the Lenders and their counsel, or (2) a letter of credit has been submitted which secures such foreign trade receivable and is otherwise acceptable to the Lenders and their counsel);

                        (c) receivables owing from affiliated companies;

                        (d) contra accounts (i.e. receivables owing from
                            entities to whom there also offsetting payables or other liabilities);


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL

                        (e) bill and hold accounts;

                        (f) chargebacks;

                        (g) receivables evidenced by promissory notes, warrants
                            or other instruments or chattel paper,

                        (h) receivables owing from individuals and governmental
                            authorities;

                        (i) receivables owing from an account debtor where more
                            than 50% of the total receivables owing from such account debtor are deemed ineligible;

                        (j) the portion, if any, of the aggregate amount of
                            receivables owing from any single account debtor that exceeds 20% of the aggregate amount of receivables owing from all account debtors at such time;

                        (k) receivables owing from account debtors with an
                            unsatisfactory credit standing as determined by the Agent in its reasonable discretion;

                        (1) receivables relating to the sale of goods or
                            rendering of services outside the ordinary course of business;

                        (m) receivables which are not subject to a first
                            priority and perfected security interest in favor of the Agent; and

                        (n) other receivables determined by the Agent in its
                            reasonable discretion not to be usual and customary for the Credit Parties' type of business or otherwise ineligible for inclusion in the Borrowing Base.

                        "ELIGIBLE INVENTORY" shall be determined by the Agent in its discretion based on periodic field examinations and inventory appraisals to be conducted by the Agent from time to time, in each case, as described in "CONDITIONS PRECEDENT" below. Eligible Inventory shall generally include raw material, work in process and finished goods inventory that is located in the United States on premises owned or leased by Hawk and its domestic subsidiaries (provided that all leased facilities shall be covered by satisfactory landlord waiver documentation). Ineligible inventory may include, but not be limited to packaging, slow moving or obsolete inventory, damaged or


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL
                        defective inventory, inventory on consignment, inventory held for return to vendors, and other inventory which the Agent deems unacceptable in its good faith discretion.

                        The "FIXED ASSET AVAILABILITY" shall initially be equal to the lesser of:

                        A. 81% of the sum of (i) the net forced liquidation value of the machinery and equipment of Hawk and its domestic subsidiaries, based on an appraisal acceptable to the Agent in its discretion and (ii) the net liquidation value of the real property owned by Hawk and its domestic subsidiaries located in the United States, based on an appraisal acceptable to the Agent in its discretion; and

                        B.  $13,000,000.

                        The "FIXED ASSET ADVANCE" shall mean the principal amount of Revolving Credit Loans which shall be drawn fully on the Closing Date pursuant to the Fixed Asset Availability. On the last day of each calendar month beginning in March, 2003, the Fixed Asset Advance will amortize based on a seven year, straight-line amortization schedule, and the Fixed Asset Availability will be reduced dollar for dollar with such amortization.

                        The advance rates for Eligible Accounts are subject to the Agent's confirmation of a receivables dilution percentage of not more than 5%, based on periodic field examinations to be completed by the Agent. The advance rate and dollar limit on Eligible Inventory is subject to the Agent's review and satisfaction with the results of a field examination and an inventory appraisal. The Agent shall have the right, upon the completion of field examinations and inventory and other appraisals conducted prior to the term of the Credit Facility, and periodic field examinations and inventory appraisals conducted from time to time by the Agent during the term of the Credit Facility, in each case, as described in "CONDITIONS PRECEDENT" below, to reduce advance rates, impose further dollar limits on eligible collateral, establish reserves and impose other criteria for determining the eligibility of collateral.

COLLATERAL              "COLLATERAL AVAILABILITY" will be defined as the amount
AVAILABILITY:           by which (a) the Borrowing Base exceeds (b) the sum of
                        all


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL
                        outstanding Revolving Credit Loans, Letters of Credit, accrued charges, interest and fees, and exposure under Hedging Agreements.

REVOLVING               "REVOLVING AVAILABILITY" will be defined as the amount
AVAILABILITY:           by which (a) the lesser of (i) the Borrowing Base and
                        (ii) the Maximum Revolving Commitment Amount exceeds (b) the sum of all outstanding Revolving Credit Loans, Letters of Credit, accrued charges, interest and fees, and exposure under Hedging Agreements. The Credit
                        Parties shall have minimum Revolving Availability as of the Closing Date (after giving effect to the funding of all Revolving Credit Loans and the issuance of all Letters of Credit to be funded or issued as of the Closing Date) of not less than $9,000,000.

PURPOSE: The proceeds of the Credit Facility shall be used solely: (i) to refinance existing senior secured indebtedness of the Credit Parties, (ii) to pay fees and expenses incurred in connection with the closing of the Credit Facility and the Exchange Notes, (iii) to finance the ongoing working capital requirements of the Credit Parties, (iv) for the issuance of letters of credit for the accounts of the Credit Parties up to the LC Sublimit, (v) subject to the terms and conditions set forth below, to redeem certain of the Borrowers 10.25% senior notes due December 1, 2003 (the "PRE-EXCHANGE NOTES"), and (vi) for general corporate purposes. The Credit Parties will not be permitted to utilize proceeds from the Credit Facility to redeem, repay or prepay, in whole or in part, the Exchange Notes at any time.

REDEMPTION OF PRE-      Beginning on the date on which the Borrowers shall have
EXCHANGE NOTES USING    submitted their fiscal year end audit report for the
PROCEED OF THE          year ended 12/31/2002, so long as the Borrowers are in
CREDIT FACILITY:        compliance with the Credit Facility at such date,
                        the Borrowers shall be permitted to redeem certain of their Pre-Exchange Notes then outstanding using proceeds from Revolving Loans (the "PRE-EXCHANGE NOTE
                        REDEMPTION"), PROVIDED THAT the Borrowers demonstrate average excess Collateral Availability, during the 30 calendar day period immediately preceding such proposed
                        Pre-Exchange Note Redemption (or, in the case that the amount of Pre-Exchange Notes then outstanding is in excess of $3,000,000, during the 60 calendar day period immediately preceding such proposed Pre-Exchange Note
                        Redemption), of the sum of (a) the face amount of Pre-Exchange Notes proposed for a Pre-Exchange Note
                        Redemption, PLUS (b) an amount to be determined, but not less than $6,000,000.


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL

COLLATERAL:             All obligations of the Borrowers under the Credit
                        Facility (and under all foreign exchange contracts and interest rate protection agreements between the Borrowers and the Lenders (collectively, the "HEDGING
                        AGREEMENTS")) shall be secured by an exclusive first priority security interest in all tangible and intangible property and assets of the Credit Parties, including, without limitation, 100% of the outstanding capital stock of each direct or indirect domestic subsidiary of Hawk and 65% of the outstanding capital stock of each direct or indirect foreign subsidiary of Hawk (including, in each case, any subsidiaries that may be formed, created or acquired after the Closing Date), all cash and cash equivalents, deposit accounts, accounts receivable, instruments, inventory, fixtures, machinery, equipment, real property, rights under contracts and licenses, patents, copyrights and trademarks, and all products and proceeds of any and all of the foregoing (collectively, the "COLLATERAL").

INTEREST RATES:         See Schedule "A" attached hereto.

DOCUMENTATION:          All loan, security and other documents (collectively,
                        the "FACILITY DOCUMENTS"), shall be prepared by counsel for the Agent and shall contain, among other things, customary conditions precedent, representations and warranties, affirmative covenants (including reporting requirements), negative covenants, and events of default. Such covenants shall include, but not be limited to: delivery of financial statements and Borrowing Base certificates, access to financial information, field examination and inspection rights, compliance with financial covenants, restrictions on liens, indebtedness, capital and operating leases, the sale or transfer of assets, mergers and acquisitions, investments (including officer loans), dividends, management fees and distributions, restrictions on voluntary prepayment of other debt, compliance with laws, maintenance of insurance, compliance with the Financial Covenants and other covenants to be determined in the reasonable discretion of the Agent. All Facility
                        Documents shall be mutually acceptable to the Borrowers, the Agent, the Lenders, and their respective counsel.

FINANCIAL COVENANTS:    The Credit Parties shall be required to maintain or meet
                        certain mutually agreed upon financial ratios or other tests including but not limited to:


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL

                        (1) EBITDA of not less than 95% of that which was
                            forecast in the Borrowers' submitted financial statement projections for the fiscal year ended 12/31/2002.

                        (2) Maximum Capital Expenditures of not more than
                            $13,000,000 for the fiscal year ended 12/31/2002.

                        (3) Fixed Charge Coverage Ratio of not less than: (a)
                            1.05 to 1.00 for the quarterly LTM periods ending 3/31/2003 through and including 6/30/2004 and (b)
                            1.10 to 1.00 for the quarterly LTM periods ending thereafter.

                        (4) Leverage Ratio (to be measured quarterly) (a) of not
                            more than 4.85 to 1.00 at the Closing Date and as measured as of the fiscal quarter ended 12/31/2002, and (b) of an amount not greater than 4.85 to 1.00, and declining over time on a schedule to be determined, for fiscal quarters ended 3/31/2003 and thereafter.

                        The "FIXED CHARGE COVERAGE RATIO" shall be defined as
                        (x) consolidated EBITDA for the period of twelve consecutive months most recently ended ("LTM"), divided by (y) the sum of (1) cash interest expense during the LTM, plus (2) scheduled payments in respect of long term indebtedness during the LTM (excluding amortization on the refinanced Key Bank Facilities, but including pro-forma amortization of the Fixed Asset Advance), plus
                        (3) cash taxes paid during the LTM, plus (4) cash dividends and distributions during the LTM, plus (5) management fees paid in cash during the LTM, plus (6) capital expenditures during the LTM not financed with indebtedness for borrowed money. The Fixed Charge Coverage Ratio shall be tested as of the end of each fiscal quarter commencing 3/31/2003.

                        The "LEVERAGE RATIO" shall be defined as (x) consolidated total funded debt for borrowed money divided by (y) EBITDA for the LTM.

COVENANT REGARDING      If any amount of Pre-Exchange Notes remain outstanding
PRE-EXCHANGE NOTES:     following the Closing Date, the Borrowers agree to
                        submit to the Lenders, upon the request of any one or more of the Lenders, a written plan describing how they will refinance such Pre-Exchange Notes which such plan will include, among other things, the planned execution timetable for such refinance.


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL

                        At any time on or after June 1, 2003, the Agent and/or any of the Lenders, may require that the Borrower fully repay or refinance all Pre-Exchange Notes then outstanding, and the Borrower acknowledges its obligation to comply with any such requirement by not later than sixty days following the date of such notice.

CONDITIONS              Prior to or simultaneously with the Closing Date, each
PRECEDENT:              of the following conditions (together with such other
                        conditions precedent as the Agent or the Lenders shall reasonably require) shall have been satisfied by the Credit Parties (as determined by the Agent, in its discretion):

                        1. The Credit Parties, the Agent and the Lenders shall have entered into the Facility Documents containing, among other things, customary representations and warranties, conditions precedent, events of default and affirmative and negative covenants.

                        2. The Lenders shall have received and be satisfied with the prior three most recent years' historical audited financial statements for Hawk, specifically the fiscal years ended December 31, 1999, 2000, and 2001 and the unaudited financial statements for Hawk for the fiscal quarters ended March 31, 2002 and June 30, 2002. Additionally, the Agent shall have received and be satisfied with all written materials, reports and/or management letters, if any, prepared by the Borrowers' current independent accountants with respect to the Borrowers. All financial statements shall consist of at least a balance sheet, income statement and statement of cash flows in accordance with GAAP.

                        3. The Lenders shall have received and be satisfied with pro forma projections of balance sheets, income and cash flow statements of the Credit Parties for the fiscal years ended December 31, 2002, 2003 and 2004. The projections shall be prepared in accordance with GAAP, with sufficient detail to determine fixed and variable costs, as well as provide adequate text explaining the significant assumptions from which they were prepared. For the fiscal year ended December 31, 2002, such projections shall be prepared on a monthly basis and for the fiscal year ended December 31, 2003, such projections shall be prepared on at least a quarterly basis (demonstrating projected financial results for the


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL
                            subsequent 12-month period). For the fiscal year ended December 31, 2004, such projections shall be prepared on an annual basis.

                        4. The Lenders shall have received and be satisfied that August 2002 and September 2002 EBITDA results are at least 95% of that which was forecast in Hawk's submitted financial projections.

                        5. The Agent shall have conducted both initial and takedown field examinations of the Credit Parties' assets, liabilities, management information and cash management systems, books and records, and the results of such field examination shall be satisfactory to the Agent in all respects. After the Closing Date, field examinations will be required at least semi-annually at the sole cost of the Credit Parties.

                        6. The Agent, on behalf of the Lenders, shall have conducted and be satisfied with reasonable due diligence checks on the Credit Parties' customers and suppliers.

                        7. The Agent shall be satisfied with the Credit Parties management information systems and cash management systems.

                        8. The Credit Parties shall have satisfied the Agent as to the existence of adequate casualty, all-risk, liability and other insurance coverage in form and substance satisfactory to the Agent and shall have satisfactorily named the Agent as mortgagee, loss payee and additional insured on all such policies.

                        9. The Credit Parties shall have demonstrated to the Agent that they are in compliance with all federal and state governmental regulations, licensing and registration requirements applicable to the Credit Parties' industry, except where the failure to so comply could not be expected to have a material adverse effect.

                        10. The Agent shall have obtained first priority liens
                            and security interests on all Collateral of the Credit Parties.

                        11. The Agent shall have received and be satisfied with
                            opinions of counsel to the Credit Parties covering such


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL
                            matters as the Agent shall reasonably require.

                        12. The Agent shall have received, and be satisfied with
                            an appraisal, to be performed by a third party appraiser acceptable to the Agent, of the Borrower's inventory. Thereafter periodic inventory appraisals will be required at the Agent's discretion and at the Borrower's expense. Such inventory appraisals shall generally be conducted on an annual basis, subject to the Agent's discretion to conduct such appraisals more or less frequently.

                        13. The Agent shall have received, reviewed and be
                            satisfied with an appraisal of the Borrower's machinery & equipment and real property, all prepared using valuation methodology acceptable to the Agent. To the extent existing appraisals are deemed acceptable in form and content to the Agent, Borrower will be required to direct such appraisers to "recertify" such appraisals directly to the Agent.

                        14. The Agent shall have received and be satisfied with
                            landlord's waivers on the Borrowers' leased facilities. Such landlord's waivers shall be in a form and substance satisfactory to the Agent.

                        15. Hawk shall have completed its offer to exchange
                            Pre-Exchange Notes for new senior notes (the
                            "EXCHANGE NOTES"), which Exchange Notes shall be in an amount, and have terms, conditions, covenants and a maturity date satisfactory to the Lenders in their sole discretion.

                        16. The Agent shall be satisfied in its sole discretion
                            with the environmental reviews performed with respect to the Credit Parties' owned real property.

CONDITIONS PRECEDENT    Prior to or simultaneously with the making of any
TO ALL LOANS:           Revolving Credit Loan (including the initial Loans) or
                        any Capex Loan, each of the following conditions
                        (together with such other customary conditions precedent as the Agent or the Lenders shall reasonably require) shall have been satisfied by the Credit Parties (as determined by the Agent, in its discretion): (i) all representations and warranties shall be true and correct in all respects (or, in the case of any Loan other than the initial Loans, true and correct in all material respects) as of the date


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL
                        of such Loan and (ii) no event of default or unmatured event of default under the Credit Facility shall have occurred and be continuing.

CASH MANAGEMENT:        The Credit Parties shall be required to establish and
                        maintain a cash management system acceptable to the Agent that provides for the Credit Parties' account debtors to remit all payments in respect of receivables and other amounts due to the Credit Parties to lockbox and blocked accounts maintained by the Credit Parties with JPM Chase or with such other financial institutions as shall be acceptable to the Agent. All such financial institutions at which such lockbox or blocked accounts are maintained shall be required to enter into account control agreements in form and substance satisfactory to the Agent that provide for the daily collection and remittance to a collection account at JPM Chase of all proceeds of accounts receivable and other cash received by the Credit Parties. The outstanding loan balance under the Credit Facility shall increase with each new borrowing and decrease upon the receipt and application by the Agent of cash collections (using a one business day collection process).

REPORTING:              The Credit Parties will provide the Agent with
                        Collateral reporting as the Agent may request, which may include, but not by way of limitation, weekly sales and collection reports, and monthly summary and/or detailed aging reports for accounts payable and accounts receivable, monthly inventory declarations and monthly
                        Borrowing Base Certificates. The Credit Parties shall also deliver to the Agent: (i) monthly consolidated and consolidating financial statements (including balance sheet and income statement) and covenant compliance certificates prepared and certified by management in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) not later than 15 business days after the end of each month; (ii) quarterly consolidated and consolidating financial statements (including balance sheet, income statement and cash flow statement) and compliance certificates prepared and certified by management in accordance with GAAP (subject to normal year-end adjustments) not later than 45 days after the end of each fiscal quarter; (iii) annual audited (with unqualified opinion) financial statements of the Credit Parties prepared by an independent certified public accounting firm satisfactory to the Agent not later than 90 days after the end of each year; (iv) preliminary annual financial projections (prepared using projected monthly data) of the Credit Parties for the


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL
                        subsequent year prepared by management in accordance with GAAP to be submitted as soon as they are prepared, and in any case not later than 12/31 of the year preceding the projection year, and (v) finalized annual financial projections (prepared using projected monthly data) of the Credit Parties for the subsequent year prepared by management in accordance with GAAP to be submitted as soon as they are prepared, but in any case not later than 1/31 of the projection year.

EXPENSES:               The Borrowers shall reimburse JPM for all out-of-pocket
                        costs and expenses incurred by JPM in connection with the delivery of JPM's commitment and for all out-of-pocket costs incurred by the Agent and JPMBC in connection with the arrangement, establishment, syndication and administration of the Credit Facility, including, without limitation, all field examination fees and expenses, appraisal costs, travel costs, reasonable fees and expenses of Agent's counsel incurred in connection with the preparation, execution and administration of the Facility Documents, filing fees, search fees, recording fees, accounting and appraisal fees, and other customary fees and expenses, whether or not the Credit Facility is established.

INDEMNIFICATION:        The Borrowers shall indemnify JPM and the Lenders and
                        their respective affiliates from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses, other than for their own gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction), incurred by any of them arising out of or by result of the Credit Facility, the commitments thereunder, the use of the proceeds of the Credit
                        Facility thereof or any related transaction or any litigation, investigation, claim or proceeding, pending or threatened (whether or not any indemnified person is a party thereto), which arise out of or are in any way based upon any of the foregoing, including without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceedings.

REQUIRED LENDERS:       The consent of Lenders holding in the aggregate 51% of
                        the total commitments shall be required for consents, waivers and other actions, except that (i) certain customary consents and waivers shall require the unanimous consent of all affected Lenders, and (ii) if at any time there are only two Lenders holding interests in the Credit Facility, the unanimous consent


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL
                        of both Lenders shall be required for all consents, waivers and other actions.

GOVERNING LAW:          New York

AGENT'S COUNSEL:        Jones, Day, Reavis & Pogue







J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL

                                  SCHEDULE "A"

           TO SUMMARY OF TERMS AND CONDITIONS DATED SEPTEMBER 27, 2002
                                HAWK CORPORATION

                         INTEREST RATES & COMMITMENT FEE


INTEREST RATES:         With respect to all outstanding Revolving Credit Loans,
                        other than the Fixed Asset Advance, the initial applicable interest rate will be (i) LIBOR plus 250 basis points, or (ii) Prime plus 0 basis points. With respect to outstanding Revolving Credit Loans which are part of the Fixed Asset Advance and any advances under the Capex Facility, the initial applicable interest rate will be (i) LIBOR plus 300 basis points, or (ii) Prime plus 50 basis points. The initial interest rates will be in effect until the earlier of (1) receipt of the Credit
                        Parties' audited financial statements for the fiscal year ending December 31, 2002, or (2) March 31, 2003, and thereafter will be subject to the performance pricing grid set forth below.

                        As used herein, (a) "LIBOR" means the London Interbank Offered Rates quoted by recognized financial sources such as Reuters or Bloomberg, adjusted if necessary for any statutory reserves, and (b) "PRIME" means the rate announced by J.P. Morgan Chase & Co. as its prime rate. LIBOR-based Revolving Credit loans will be available for interest periods of one, two or three months, and available in amounts not less than $500,000 each. All interest rates shall be calculated based on a 360 day year.

COMMITMENT FEE:         The Borrowers shall be required to pay a commitment fee
                        of 0.375% per annum (subject to the grid set forth below) on the average daily unused amount of the sum of Revolving Credit Commitment and the Capex Commitment during the preceding quarter and calculated on the basis of a 360 day year, payable quarterly in arrears commencing on the first day of the calendar quarter following the Closing Date. The commitment fee will be subject to the pricing grid set forth below, commencing on the date on which the pricing grid comes into effect with respect to interest rates.

PERFORMANCE
PRICING GRID:           Initial pricing for Revolving Credit Loans which are not
                        part of the Fixed Asset Advance will be at Level 3, and will be in effect until the earlier of (1) receipt of the Borrowers audited financial statements for the fiscal year ending December 31, 2002, or (2) March 31,
                        2003. Thereafter pricing will be subject to the following pricing grid:


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL

                        -------------------------------------------------------
                                                LIBOR     Prime
                        Level  Leverage Ratio   Margin    Margin  Commitment Fee
                        --------------------------------------------------------
                          1    4.75 or higher   325 bps   50 bps      50 bps
                        --------------------------------------------------------
                          2     4.00 -- 4.75    275 bps   25 bps     37.5 bps
                        --------------------------------------------------------
                          3     3.00 -- 3.99    250 BPS   0 BPS      37.5 BPS
                        --------------------------------------------------------
                          4      Below 3.00     225 bps   0 bps       25 bps
                        --------------------------------------------------------


                        Revolving Credit Loans which comprise the Fixed Asset Advance, as well as any advances under the Capex Facility, shall bear interest at rates which shall be 50 basis points higher than the above applicable LIBOR and Prime Margins.

DEFAULT RATE:           At the discretion of the Agent and the Required Lenders,
                        all outstanding principal shall bear interest at a rate equal to 200 basis points in excess of the otherwise applicable rate upon the occurrence and during the continuance of an event of default and all overdue interest, fees and other amounts shall bear interest at a rate equal to 200 basis points in excess of the rate applicable to Prime Rate Loans upon the occurrence and during the continuance of an event of default.


J.P. MORGAN BUSINESS CREDIT CORP.                                   CONFIDENTIAL